EXHIBIT 21

Subsidiaries of Morgan Stanley*
As of December 31, 2023

* Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of certain other subsidiaries of Morgan Stanley are omitted because, considered in the aggregate as a single subsidiary, they would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Company	Jurisdiction of Incorporation or Formation
Morgan Stanley
   Morgan Stanley Capital Management, LLC
       Morgan Stanley & Co. LLC
       Morgan Stanley Bank, N.A.
       Morgan Stanley Domestic Holdings, LLC
         Morgan Stanley Capital Group Inc.
         Morgan Stanley Capital Services LLC
       Morgan Stanley Investment Management Inc.
       Morgan Stanley Private Bank, National Association
       Morgan Stanley Smith Barney LLC
   Morgan Stanley Finance LLC
   Morgan Stanley Holdings LLC
   Morgan Stanley International Holdings Inc.
      Morgan Stanley Asia Holdings Limited
   Morgan Stanley Japan Holdings Co., Ltd.
   Morgan Stanley MUFG Securities Co., Ltd.
      Morgan Stanley International Limited
   Morgan Stanley Europe Holding SE
   Morgan Stanley Europe SE
   Morgan Stanley Bank AG
         Morgan Stanley Investments (UK)
   Morgan Stanley & Co. International plc
   Morgan Stanley Investment Management Limited

United States
United States
United States
United States
United States
United States
United States
United States
United States
United States
United States
United States
United States
Cayman Islands
Japan
Japan
United Kingdom
Germany
Germany
Germany
United Kingdom
United Kingdom
United Kingdom